UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2025

NETSTREIT Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
972-200-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 29, 2025, NETSTREIT Corp. (the “Company”) disclosed the 2024 tax treatment of its common stock distributions, as described below.

CUSIP: 64119V303

Record Date	Payable Date	Rate per Share	Ordinary Dividends %	Total Capital Gain %	Non-Dividend Dist. %	Total Percent (100%)	Qualified Dividends (% of Ordinary Dividends)	Section 199A Dividends (% of Ordinary Dividends)	Total Qualified & Section 199A (% of Ordinary Dividends)
3/15/2024	3/28/2024	$0.2050	92.5159%	0.0000%	7.4841%	100.0000%	0.0000%	100.0000%	100.0000%
6/3/2024	6/14/2024	$0.2050	92.5159%	0.0000%	7.4841%	100.0000%	0.0000%	100.0000%	100.0000%
9/3/2024	9/13/2024	$0.2100	92.5159%	0.0000%	7.4841%	100.0000%	0.0000%	100.0000%	100.0000%
12/2/2024	12/13/2024	$0.2100	92.5159%	0.0000%	7.4841%	100.0000%	0.0000%	100.0000%	100.0000%

Record Date	Payable Date	Rate per Share	Ordinary Dividends	Total Capital Gain	Non-Dividend Distributions	Total	Qualified Dividend	Section 199A Dividends	Total Qualified & Sections 199A
3/15/2024	3/28/2024	$0.2050	$0.1897	$0.0000	$0.0153	$0.2050	$0.0000	$0.1897	$0.1897
6/3/2024	6/14/2024	$0.2050	$0.1897	$0.0000	$0.0153	$0.2050	$0.0000	$0.1897	$0.1897
9/3/2024	9/13/2024	$0.2100	$0.1943	$0.0000	$0.0157	$0.2100	$0.0000	$0.1943	$0.1943
12/2/2024	12/13/2024	$0.2100	$0.1943	$0.0000	$0.0157	$0.2100	$0.0000	$0.1943	$0.1943

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

January 29, 2025	/s/ DANIEL DONLAN
Date	Daniel Donlan
Chief Financial Officer and Treasurer
(Principal Financial Officer)